UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
 _______________________________
FORM 8-K
__________________________
 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 17, 2024
_______________________________
NanoString Technologies, Inc.
(Exact name of registrant as specified in its charter)
  ________________________________

Delaware	001-35980	20-0094687
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
530 Fairview Avenue North
Seattle, Washington 98109
(Address of principal executive offices, including zip code)

(206) 378-6266
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
  ________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered (1)
Common Stock, $0.0001 par value per share	NSTGQ	N/A
(1)  On February 14, 2024, our common stock was suspended from trading on the NASDAQ Global Market (“NASDAQ”). On February 14, 2024, our common stock began trading on the OTC Pink Marketplace maintained by the OTC Markets Group, Inc. under the symbol “NSTGQ.”

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act).   ☐
Item 1.01. Entry into a Material Definitive Agreement.
As previously disclosed, on February 4, 2024, NanoString Technologies, Inc. (the “Company”) and certain of its subsidiaries (together with the Company, the “Debtors”) filed voluntary petitions under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (such court, the “Court” and such cases, the “Cases”). On March 10, 2024, the Company entered into an asset purchase agreement (the “Patient Square Asset Purchase Agreement”) with an affiliate of Patient Square Capital (“Patient Square”) to sell substantially all of the assets of the Company and its subsidiaries (the “Business”) for a cash purchase price of $220,000,000 along with Patient Square’s assumption of certain liabilities of the Business (including liabilities related to all outstanding intellectual property litigation).
On April 16, 2024, the Company held an auction pursuant to the Court approved bidding procedures order to sell its assets to qualified bidders pursuant to Section 363 of the Bankruptcy Code (the “Auction”). At the conclusion of the Auction, Bruker Corporation (“Bruker”) was selected as the successful bidder. On April 17, 2024, the Company and Bruker entered into an Asset Purchase Agreement (the “Bruker Asset Purchase Agreement”) to sell substantially all of the assets of the Company and its subsidiaries (the “Business”) for a cash purchase price of $392,555,000 (the “Purchase Price”) along with Bruker’s assumption of certain liabilities of the Business (including liabilities related to all outstanding intellectual property litigation). Pursuant to the Bruker Asset Purchase Agreement, the Company will be responsible for the payment of the Cure Costs (as defined in the Bruker Asset Purchase Agreement) in respect of the assigned contracts that are part of the Business.
Pursuant to the terms of the bidding procedure order and the Bruker Asset Purchase Agreement, Bruker and the Company entered into an escrow agreement with Citibank, N.A. (the “Escrow Agent”), pursuant to which Bruker deposited into escrow with the Escrow Agent $39,255,500 (such amounts, the “Deposit”) against the Purchase Price.
The Bruker Asset Purchase Agreement contains customary representations and warranties of the parties and is subject to a number of closing conditions, including, among others, (i) the accuracy of representations and warranties of the parties; (ii) the entry of an order approving the Bruker Asset Purchase Agreement and the transactions therein by the Court; (iii) compliance in all material respects with the obligations of the parties set forth in the Asset Purchase Agreement; and (iv) no Material Adverse Effect (as defined in the Asset Purchase Agreement) having occurred.
The Bruker Asset Purchase Agreement may be terminated, subject to certain exceptions: (i) by the mutual written consent of the parties; (ii) by either party, (a) for certain material breaches by the other party of the Bidding Procedures Order, the Sale Order or of its representations and warranties or covenants in the Asset Purchase Agreement that remain uncured, (b) if the closing has not occurred by June 30, 2024 or (c) if the Company enters into an Alternative Transaction (as defined in the Bruker Asset Purchase Agreement) with one or more persons other than Bruker; or (iii) by Bruker if (a) the Court has not approved and entered the Sale Order prior to 11:59 p.m. (prevailing Eastern Time) on May 1, 2024, (b) following entry of the Sale Order or the Bidding Procedures Order, such order is stayed, reversed, modified, vacated or amended in any material respect without the prior written consent of Bruker, and such stay, reversal, modification, vacation or amendment is not eliminated within fourteen (14) days, (c) the Bankruptcy Court enters any order materially inconsistent with the Bidding Procedures Order, the Sale Order or the consummation of the Asset Purchase Agreement and such order is not reversed, modified or amended to the satisfaction of Bruker within fourteen (14) days, (d) the Court enters an order of dismissal of the Cases, conversion of the Cases into cases under chapter 7 of the Bankruptcy Code, or appointment of a trustee or receiver is entered for any reason, (e) the Company files any stand alone plan of reorganization or liquidation (or announces support of any such plan filed by any other party), (f) if a governmental authority of competent jurisdiction issues a final and non-appealable order having the effect of permanently making the consummation of the transactions contemplated by the Bruker Asset Purchase Agreement illegal or (g) if any creditor of the Debtors obtains a final and unstayed order from the Court granting relief from the automatic stay.
The foregoing description of the Bruker Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is hereby incorporated herein by reference. The representations and warranties contained in the Bruker Asset Purchase Agreement were made only for the purposes of the Bruker Asset Purchase Agreement and solely for the benefit of the parties thereto. Those representations and warranties may be subject to important limitations and qualifications agreed to by the contracting parties. Some of those representations and warranties may not be accurate or complete as of any particular date because they are subject to contractual standards of materiality different from that generally applicable to public disclosures to stockholders. Furthermore, the representations and warranties may have been made for the purposes of allocating contractual risk between the parties to such contract or other document instead of establishing these matters as facts, and they may or may not have been accurate as of any specific date and do not purport to be accurate as of the date of this Form 8-K. Accordingly, you should not rely upon the representations and warranties in the Asset Purchase Agreement as statements of factual information.
Item 1.02. Termination of a Material Definitive Agreement.
On April 17, 2024, as a result of the outcome of the Auction, the Patient Square Asset Purchase Agreement was terminated. As previously disclosed, under the Patient Square Asset Purchase Agreement, the Company has agreed to pay to
Patient Square a break-up fee equal to $6,600,000 and to expense reimbursement up to an aggregate of $3,300,000, which amounts will be payable to Patient Square upon the earlier of (x) the date the transactions contemplated by the Bruker Asset purchase Agreement are consummated and (y) the termination of the Bruker Asset Purchase Agreement, upon termination of the Patient Square Asset Purchase Agreement.
Item 8.01. Other Events.
On April 17, 2024, the Company issued a press release announcing the winner of the Auction and the entry into the Bruker Asset Purchase Agreement. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Asset Purchase Agreement, dated as of April 17, 2024, by and between NanoString Technologies, Inc. and Bruker Corporation.
99.1	Press Release dated April 17, 2024.
104	The cover page from NanoString Technologies, Inc.’s Current Report on Form 8-K is formatted in iXBRL.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NanoString Technologies, Inc.

Date:	April 19, 2024	By:	/s/ R. Bradley Gray
R. Bradley Gray
President and Chief Executive Officer